Exhibit 99.1

EXTREME NETWORKS, INC.

FISCAL 2007 EXECUTIVE INCENTIVE BONUS PLAN

The following are the terms of the 2007 Executive Incentive Bonus Plan approved by the Board of Directors of Extreme Networks, Inc. (the “Company”) on November 15, 2006 (the “Plan”).

A. Purpose

1. The terms of the Plan have been established to attract, motivate, retain and reward the Company’s executive officers and all other officers of the Company for driving the Company to achieve specific corporate objectives.

2. The Plan provides for the payment of cash bonuses based upon the Company’s operating profit, revenue objectives, undesirable attrition objectives and, for non-executive officers, individual performance objectives.

B. Eligibility

1. Those eligible to participate in the Plan are the Company’s executive officers (the “Executive Officers”) and all other officers of the company holding the title of vice president (the “Officers”).

C. Determination of Bonus Amounts

General

1. The amount of the total target bonus for each Officer or Executive Officer varies based upon the Officer’s or Executive Officer’s position and responsibilities.

2. The target bonus amount for each Officer or Executive Officer is based on a percentage of base salary, except the Senior Vice President of Worldwide Sales (the “SVP Sales”), whose target bonus amount is $50,000. The SVP Sales also is eligible to receive a commission-based cash bonus, which is separate from and not included in this Plan.

3. A bonus may range from 0% of the target bonus amount (if minimum results are not achieved) to a maximum of 137.5% of the target bonus amount for Officers and 150% of the target bonus amount for Executive Officers (if results exceed objectives).

The Board or the Compensation Committee may modify the financial performance goals at any time based on changes in business conditions during the year and may grant bonuses to Officers or Executive Officers even if the financial performance goals are not met.

Executive Officers

For all Executive Officers other than the SVP Sales, the bonus is structured as follows: (i) forty percent (40%) of the Executive Officer’s total target bonus is based upon a fiscal 2007 revenue formula, (ii) forty percent (40%) of the Executive Officer’s total target bonus is based upon the Company’s adjusted operating profit as a percentage of revenue in fiscal 2007, and (iii) twenty percent (20%) of the Executive Officer’s total target bonus is based upon the amount of undesirable attrition of the Company’s employees during fiscal 2007.

The bonus structure for the SVP Sales is as follows: (i) fifty percent (50%) of the SVP Sales’ total target bonus is based upon the Company’s adjusted operating profit in fiscal 2007 and (ii) fifty percent (50%) of the SVP Sales’ total target bonus is based upon the amount of attrition of the Company’s worldwide sales employees during fiscal 2007.

The target bonus that may be paid to each Executive Officer under the Plan is as follows:

As Percentage of Fiscal 2007 Base Salary
Mark Canepa, President and Chief Executive Officer	70%
Michael J. Palu, Vice President, Acting Chief Financial Officer	40%
Alexander J. Gray, Senior Vice President and Chief Operating Officer	40%
Herb Schneider, Vice President of Research and Development	40%
Frank C. Carlucci, Senior Vice President of Worldwide Sales	**

**	Mr. Carlucci’s bonus for fiscal 2007 under this Plan will be based on his bonus target of $50,000.

Officers

For Officers, the bonus is structured as follows: (i) thirty percent (30%) of the Officer’s total target bonus is based upon a fiscal 2007 revenue formula, (ii) thirty percent (30%) of the Officer’s total target bonus is based upon the Company’s adjusted operating profit as a percentage of revenue in fiscal 2007, (iii) fifteen percent (15%) of the Officer’s total target bonus is based upon the amount of undesirable attrition of the Company’s employees during fiscal 2007, and (iv) twenty-five percent (25%) of the Officer’s total target bonus is based upon the achievement of individual management bonus objectives aligned with the Company’s strategic goals and approved by the Compensation Committee. The target bonus that may be paid to each Officer under the Plan is 30% of the Officer’s fiscal 2007 base salary.